SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                FORM 8-K/A

                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported) August 30, 1999


                           PrintOnTheNet.com, Inc.
          (Exact name of registrant as specified in its charter)


                                 Delaware
              (State or other jurisdiction of incorporation)


        000-14614                                     59-1270754
(Commission File Number)                    (IRS Employer Identification No.)


                           PrintOnTheNet.com, Inc.
                            7700 N.W. 37th Avenue
                            Miami, Florida  30076
          (Address of principal executive office)  (Zip Code)



   Registrant's telephone number, including area code:     (305)  691-2800


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Item 2.     Acquisition or Disposition of Assets.

     On August 30, 1999, PrintOnTheNet.com, Inc. completed the acquisition of substantially all the assets of two South Florida printing companies: Bailey's Printing Plus, Inc. and Ivan's Quik
Print, Inc.

     Bailey's Printing Plus, Inc. was acquired for $175,000. Of that, $25,000 was paid in cash with working capital. The remaining portion of the purchase price was paid by delivery of shares of the Registrant's common stock having a value equal to $150,000.

     Ivan's Quik Print, Inc. was acquired for $90,000. Of that, $15,000 was paid in cash with working capital. The remaining portion of the purchase price was paid by delivery of shares of the Registrant's common stock having a value equal to $75,000.

    The descriptions of the terms of these acquisitions are summaries only and not complete. They are qualified by reference to the respective Asset Purchase Agreements, copies of which have been filed as exhibits to this Current Report on Form 8-K/A.


Item 7.     Financial Statements and Exhibits.

    (a) Financial Statements of the businesses acquired will be filed on or before November 13, 1999, which is 60 days after the date the original Form 8-K was due to be filed.

    (b) Pro Forma Financial Information relative to the acquisitions will be filed on or before November 13, 1999, which is 60 days after the date the original Form 8-K was due to be filed.

    (c)     Exhibits:

            10.1     Asset Purchase Agreement between  Bailey's
                     Printing Plus, Inc. and PrintOnTheNet.com, Inc. dated July 29, 1999.

            10.2 Asset Purchase Agreement between Ivan's Quik Print, Inc. and PrintOnTheNet.com, Inc. dated July 29, 1999.

            99.1 Press Release issued by the Registrant on August 30, 1999, filed as part of the original Current Report on Form 8-K, filed with the Commission on September 13, 1999.


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                            SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                PrintOnTheNet.Com, Inc.


Date:  October 21, 1999.        By:  /s/  Benjamin Rogatinsky
                                   Benjamin Rogatinsky, Chairman
                                   and Chief Executive Officer



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